Exhibit 99.1
Velo3D Announces Fourth Quarter and Fiscal Year 2022 Financial Results
Strategic Initiatives to Drive Significant Improvement in Profitability in 2023

•Record Q422 revenue - 56% sequential increase
•Continued demand - expected revenue growth of >50% for FY 2023
•Technology leadership – record Sapphire XC shipments in Q422
•Strong year on year sales growth - 200% for 2022
•New customers – increased customer base by >50% in 2022

CAMPBELL, Calif., Mar 2, 2022 - Velo3D, Inc. (NYSE: VLD), a leading additive manufacturing technology company for mission-critical metal parts, today announced financial results for its fourth quarter and fiscal year ended December 31, 2022.

“We exited the year with a strong fourth quarter performance as we exceeded our revenue forecast, added to our diversified customer base and maintained our technology leadership with the continued, successful ramp up of our Sapphire XC system,” said Benny Buller, CEO of Velo3D. “Overall, 2022 was another important and successful year for Velo3D. Despite a number of challenges, we were able to triple our annual revenue and demonstrate our commitment to innovation by further expanding our range of industry leading products. This success reflects strong execution as well as our ability to capitalize on customer’s increasing deployment of additive manufacturing solutions to produce the high value metal parts they need.”

“Specifically, we continue to see strong demand for our Sapphire family of printers as we shipped a record number of Sapphire XC systems during the quarter and commenced initial volume shipments of our next generation Sapphire XC 1MZ product. We also expanded our installed base with annual new customer growth in excess of 50% for the year. Finally, we booked $15 million in new orders in the fourth quarter and our backlog now totals $43 million. This provides significant revenue visibility for the first half of this year and positions us well to achieve 2023 revenue growth of more than 50%.”

“Looking forward, we remain very excited about the future given the significant market opportunity and the increasing adoption of our industry leading technology. We are confident that we have a clear path to profitability and our key initiatives for 2023 reflect this focus. These initiatives include programs for continued gross margin improvement, a 20% reduction in quarterly non-GAAP operating expenses by the end of 2023 as well as the benefits from the further execution of our previously announced supply chain and manufacturing efficiency improvements. Given our positive momentum coming into this year and the further ramp up of our new products, we believe we are well positioned to capitalize on the rapidly expanding market for mission critical, high value metal parts,” concluded Buller.

($ Millions, except percentages and per-share data)	4th Quarter 2022	3rd Quarter 2022	4th Quarter 2021	FY2022	FY2021
GAAP revenue	$29.8	$19.1	$10.4	$80.8	$27.4
GAAP gross margin	5.9%	(0.6%)	16.2%	3.6%	18.1%
GAAP Net Income (Loss)[1]	$22.6	($75.2)	($14.4)	$10.0	($107.1)
GAAP Net Income (Loss) per diluted share	$0.11	($0.41)	($0.08)	$0.05	($1.82)

Non-GAAP Net Loss[2]	($16.4)	($22.5)	($17.5)	($83.0)	($51.9)
Non-GAAP Net Loss per diluted share[2]	($0.08)	($0.12)	($0.10)	($0.41)	($0.88)
Cash and investments	$80	$113	$223	$80	$223

Information about Velo3D’s use of non-GAAP information, including a reconciliation to U.S. GAAP, is provided at the end of this release.
1.Reconciliations to U.S. generally accepted accounting principles (GAAP) financial measures are presented below under “Non-GAAP Financial Information”.
2.Non-GAAP net loss and non-GAAP net loss per diluted share exclude stock-based compensation expense, and fair value adjustments for the Company’s warrants and earnout liabilities in the three months and years ended December 31, 2022 and 2021, and transaction costs related to the JAWS Spitfire merger transaction and charge related to the loss on fair value on the convertible note modification in conjunction with the merger transaction for the three months and year ended December 31, 2021.

Summary of Fourth Quarter 2022 results
Revenue for the fourth quarter was $30 million, an increase of 56% compared to the third quarter of 2022. For fiscal year 2022, revenue rose 194% to $81 million compared to fiscal year 2021. Sequential Year of Sale revenue1 improvement was driven by an increase in system volume, a higher average selling price due to a more favorable transaction mix resulting from record Sapphire XC shipments and an increase in deferred payment transactions compared to the third quarter of 2022. On a year over year basis, revenue growth reflected higher annual system sales, specifically a significant increase in the sales of the company’s Sapphire XC system compared to fiscal year 2021, as well as the growth in support service and recurring payment revenue resulting from an increase in the company’s installed base.

Gross margin for the fourth quarter was 5.9%, up sequentially, as the company benefited from higher average selling prices, a reduced number of shipments of Sapphire XC systems at launch customer pricing compared to the third quarter of 2022 and lower service and recurring revenue costs. The company completed its final shipment under its launch customer pricing contract during the fourth quarter. Labor and overhead costs for the fourth quarter were in line with forecasts and the company expects further improvement in its material costs through the first half of 2023.

Operating expenses for the fourth quarter declined 15% to $23.7 million. The decline was driven by $3.4 million of non-recurring expense reductions, primarily in research and development. Research and development costs also declined due to the completion of major development projects and improved expense control. General and administrative costs were in line with the third quarter while sales and marketing expenses rose slightly. Non-GAAP operating expenses, which excludes, among other items, stock-based compensation expense of $5.1 million, was $18.6 million in the three months ended December 31, 2022.

Net income for the quarter was $22.6 million and reflected a gain of $44.1 million on the fair value of warrants and contingent earnout liabilities. Non-GAAP net loss, which excludes, among other items, the gain on fair value of warrants and contingent earnout liabilities as well as
1 Year of sale revenue refers to revenue from all units shipped within the calendar year.

stock-based compensation expense, was $16.4 million in the three months ended December 31, 2022. Adjusted EBITDA for the quarter, excluding the same metrics, was a loss of $14.4 million. For more information regarding the company’s non-GAAP financial measures, see “Non-GAAP Financial Information” below.

The company ended the quarter with a strong balance sheet with $80 million in cash and investments. As a result, the company believes given its current liquidity and its recently established “at-the-market” equity offering program, it has the liquidity to fund its operations including its technology investments and growth plans.

Guidance
Given strong demand trends, current backlog and fourth quarter bookings, the company is confident in achieving its 2023 financial forecasts.

For the first quarter of 2023, the company expects the following:
•Revenue in the range of $25 million to $28 million
•Gross margin in the range of 9% to 11%, assuming no impact from potential non-recurring charges

For the fiscal year 2023, the company expects the following:
•Revenue in the range of $120 million to $130 million
•Gross margin in the range of 19% to 21%, assuming no impact from potential non-recurring charges – with gross margin of approximately 30% in the fourth quarter of 2023

The company will host a conference call for investors this afternoon to discuss its fourth quarter and fiscal year 2022 performance at 2:00 p.m. Pacific Time. The call will be webcast and can be accessed from the Events page of the Investor Relations section of Velo3D’s website at
https://ir.velo3d.com/.

About Velo3D:
Velo3D is a metal 3D printing technology company. 3D printing—also known as additive manufacturing (AM)—has a unique ability to improve the way high-value metal parts are built. However, legacy metal AM has been greatly limited in its capabilities since its invention almost 30 years ago. This has prevented the technology from being used to create the most valuable and impactful parts, restricting its use to specific niches where the limitations were acceptable.
Velo3D has overcome these limitations so engineers can design and print the parts they want. The company’s solution unlocks a wide breadth of design freedom and enables customers in space exploration, aviation, power generation, energy and semiconductor to innovate the future in their respective industries. Using Velo3D, these customers can now build mission-critical metal parts that were previously impossible to manufacture. The end-to-end solution includes the Flow™ print preparation software, the Sapphire® family of printers, and the Assure™ quality control system—all of which are powered by Velo3D’s Intelligent Fusion™ manufacturing process. The company delivered its first Sapphire® system in 2018 and has been a strategic partner to innovators such as SpaceX, Honeywell, Honda, Chromalloy, and Lam Research. Velo3D has been named to San Francisco Chronicle’s prestigious annual list of Top Workplaces in the Bay Area 2022. For more information, please visit velo3d.com, or follow the company on LinkedIn or Twitter.

VELO, VELO3D, SAPPHIRE and INTELLIGENT FUSION, are registered trademarks of Velo3D, Inc.; and WITHOUT COMPROMISE, FLOW and ASSURE are trademarks of Velo3D, Inc. All Rights Reserved © Velo3D, Inc.
###

Investor Relations:
Velo3D
Bob Okunski, VP Investor Relations
investors@velo3d.com

Media Contact:
Velo3D
Dan Sorensen, Senior Director of PR
dan.sorensen@velo3d.com

Amounts herein pertaining to December 31, 2022 represent a preliminary estimate as of the date of this earnings release and may be revised upon filing our Annual Report on Form 10-K with the Securities and Exchange Commission (the “SEC”). More information on our results of operations for the twelve months ended December 31, 2022 will be provided upon filing our Annual Report on Form 10-K with the SEC.

Forward-Looking Statements:
This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1996. The company’s actual results may differ from its expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect”, “estimate”, “project”, “budget”, “forecast”, “anticipate”, “intend”, “plan”, “may”, “will”, “could”, “should”, “believes”, “predicts”, “potential”, “continue”, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the company’s guidance for the first quarter, fourth quarter and full year 2023 (including the company’s estimates for revenue and revenue growth and gross margin), the company’s expectations regarding its ability to achieve profitability, its improved bill of materials costs during the first half of 2023, the company’s strategic priorities for 2023 (including the company’s plans and targets for revenue growth, gross margin improvement, non-GAAP operating expense reduction and supply chain and manufacturing efficiency improvements), the company’s expectations regarding its liquidity and capital requirements, and the company’s other expectations, hopes, beliefs, intentions or strategies for the future. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “FY 2021 10-K”), which was filed by the company with the SEC on March 28, 2022 and the other documents filed by the company from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Most of these factors are outside the company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the inability of the company to execute its business plan, which may be affected by, among other things, competition, the ability of the company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its key employees; (2) changes in the applicable laws or regulations; (3) the possibility that the company may be adversely affected by other economic, business, and/or competitive factors; (4) the impact of the global COVID-19 pandemic; and (5) other risks and uncertainties indicated from time to time described in the FY

2021 10-K, including those under “Risk Factors” therein, and in the company’s other filings with the SEC. The company cautions that the foregoing list of factors is not exclusive and not to place undue reliance upon any forward-looking statements, including projections, which speak only as of the date made. The company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Information

The company uses non-GAAP financial measures to help it make strategic decisions, establish budgets and operational goals for managing its business, analyze its financial results and evaluate its performance. The company also believes that the presentation of these non-GAAP financial measures in this release provides an additional tool for investors to use in comparing the company’s core business and results of operations over multiple periods. However, the non-GAAP financial measures presented in this release may not be comparable to similarly titled measures reported by other companies due to differences in the way that these measures are calculated. The non-GAAP financial measures presented in this release should not be considered as the sole measure of the company’s performance and should not be considered in isolation from, or as a substitute for, comparable financial measures calculated in accordance with generally accepted accounting principles accepted in the United States (“GAAP”).

The information in the table below sets forth the non-GAAP financial measures that the company uses in this release. Because of the limitations associated with these non-GAAP financial measures, “Non-GAAP Net Loss”, “EBITDA”, “Adjusted EBITDA”, “Adjusted EBITDA excluding merger costs and loss on convertible note extinguishment” and “Adjusted Operating Expenses”, should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. The company compensates for these limitations by relying primarily on its GAAP results and using Non-GAAP Net Loss, EBITDA, Adjusted EBITDA, “Adjusted EBITDA excluding merger costs and loss on convertible note extinguishment” and Adjusted Operating Expenses on a supplemental basis. You should review the reconciliation of the non-GAAP financial measures below and not rely on any single financial measure to evaluate the company's business.

The following tables reconcile Net income (loss) to Non-GAAP Net Loss, EBITDA, and Adjusted EBITDA and Total Operating Expenses to Adjusted Operating Expenses during the three months ended December 31, 2022 and 2021, the year ended December 31, 2022 and 2021 and the three months ended September 30, 2022 and 2021:

Velo3D, Inc.
NON-GAAP Net Loss Reconciliation
(Unaudited)

	Three months ended				Year ended				Three months ended
	December 31,		December 31,		December 31,		December 31,		September 30,		September 30,
	2022		2021		2022		2021		2022		2021
	(In thousands, except for percentages)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$29,780	100%	$10,410	100%	$80,757	100%	$27,439	100%	$19,115	100%	$8,711	100%
Gross profit	1,768	5.9%	1,690	16.2%	2,894	3.6%	4,958	18.1%	(121)	(0.6)%	1,474	16.9%
Net income (loss)	$22,607	75.9%	$(14,428)	(138.6)%	$10,020	12.4%	$(107,091)	(390.3)%	$(75,195)	(393.4)%	$(66,578)	(764.3)%
Stock-based compensation	5,058	17.0%	2,617	25.1%	20,148	24.9%	4,368	15.9%	5,157	27.0%	676	7.8%
Loss on the convertible note modification	—	—%	—	—%	—	—%	50,577	184.3%	—	—%	50,577	580.6%
(Gain) loss on fair value of warrants	(8,090)	(27.2)%	1,569	15.1%	(19,129)	(23.7)%	5,202	19.0%	6,612	34.6%	1,892	21.7%
(Gain) loss on fair value of contingent earnout liabilities	(35,963)	(120.8)%	(7,262)	(69.8)%	(94,073)	(116.5)%	(9,276)	(33.8)%	40,885	213.9%	(2,014)	(23.1)%
Merger related transactional costs	—	—%	—	—%	—	—%	4,360	15.9%	—	—%	846	9.7%
Non-GAAP Net loss	$(16,388)	(55.0)%	$(17,504)	(168.1)%	$(83,034)	(102.8)%	$(51,860)	(189.0)%	$(22,541)	(117.9)%	$(14,601)	(167.6)%

Velo3D, Inc.
NON-GAAP Adjusted EBITDA Reconciliation
(Unaudited)

	Three months ended				Year ended				Three months ended
	December 31,		December 31,		December 31,		December 31,		September 30,		September 30,
	2022		2021		2022		2021		2022		2021
	(In thousands, except for percentages)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$29,780	100%	$10,410	100%	$80,757	100%	$27,439	100%	$19,115	100%	$8,711	100%
Net income (loss)	$22,607	75.9%	$(14,428)	(138.6)%	$10,020	12.4%	$(107,091)	(390.3)%	$(75,195)	(393.4)%	$(66,578)	(764.3)%
Interest expense	10	—%	1,110	10.7%	372	0.5%	2,740	10.0%	129	0.7%	986	11.3%
Tax expense	—	—%	—	—%	—	—%	—	—%	—	—%	—	—%
Depreciation and amortization	1,962	6.6%	1,731	16.6%	5,290	6.6%	3,007	11.0%	1,220	6.4%	584	6.7%
EBITDA	24,579	82.5%	(11,587)	(111.3)%	15,682	19.4%	(101,344)	(369.3)%	(73,846)	(386.3)%	(65,008)	(746.3)%
Stock-based compensation	5,058	17.0%	2,617	25.1%	20,148	24.9%	4,368	15.9%	5,157	27.0%	676	7.8%
(Gain) loss on fair value of warrants	(8,090)	(27.2)%	1,569	15.1%	(19,129)	(23.7)%	5,202	19.0%	6,612	34.6%	1,892	21.7%
(Gain) loss on fair value of contingent earnout liabilities	(35,963)	(120.8)%	(7,262)	(69.8)%	(94,073)	(116.5)%	(9,276)	(33.8)%	40,885	213.9%	(2,014)	(23.1)%
Adjusted EBITDA	$(14,416)	(48.4)%	$(14,663)	(140.9)%	$(77,372)	(95.8)%	$(101,050)	(368.3)%	$(21,192)	(110.9)%	$(64,454)	(739.9)%
Merger related transactional costs	—	—%	—	—%	—	—%	4,360	15.9%	—	—%	846	9.7%
Loss on the convertible note modification	$—	—%	—	—%	—	—%	50,577	184.3%	—	—%	50,577	580.6%
Adjusted EBITDA excluding merger related transactional costs and loss on fair value on the convertible note modification	$(14,416)	(48.4)%	$(14,663)	(140.9)%	$(77,372)	(95.8)%	$(46,113)	(168.1)%	$(21,192)	(110.9)%	$(13,031)	(149.6)%

Velo3D, Inc.
NON-GAAP Adjusted Operating Expenses Reconciliation
(Unaudited)

	Three months ended				Year ended				Three months ended
	December 31,		December 31,		December 31,		December 31,		September 30,		September 30,
	2022		2021		2022		2021		2022		2021
	(In thousands, except for percentages)
		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev		% of Rev
Revenues	$29,780	100%	$10,410	100%	$80,757	100%	$27,439	100%	$19,115	100%	$8,711	100%
Operating expenses
Research and development	7,828	26.3%	7,921	76.1%	46,266	57.3%	27,002	98.4%	12,558	65.7%	7,987	91.7%
Selling and marketing	6,043	20.3%	4,657	44.7%	23,907	29.6%	12,363	45.1%	5,632	29.5%	3,346	38.4%
General and administrative	9,791	32.9%	8,190	78.7%	36,982	45.8%	23,352	85.1%	9,642	50.4%	5,158	59.2%
Total operating expenses	23,662	79.5%	20,768	199.5%	107,155	132.7%	62,717	228.6%	27,832	145.6%	16,491	189.3%
Stock-based compensation	5,058	17.0%	2,617	25.1%	20,148	24.9%	4,368	15.9%	5,157	27.0%	676	7.8%
Merger related transactional costs	—	—%	—	—%	—	—%	4,360	15.9%	—	—%	846	9.7%
Adjusted operating expenses	$18,604	62.5%	$18,151	174.4%	$87,007	107.7%	$53,989	196.8%	$22,675	118.6%	$14,969	171.8%

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(Unaudited)
(In thousands, except share and per share data)

	Three Months Ended			Year ended
	December 31,	September 30,	December 31,	December 31,	December 31,
	2022	2022	2021	2022	2021
Revenue
3D Printer	$27,010	$16,537	$9,421	$71,346	$23,015
Recurring payment	1,119	1,183	358	4,161	1,589
Support services	1,651	1,395	631	5,250	2,835
Total Revenue	29,780	19,115	10,410	80,757	27,439
Cost of revenue
3D Printer	25,567	16,574	7,386	68,253	17,560
Recurring payment	553	656	250	2,612	1,112
Support services	1,892	2,006	1,084	6,998	3,809
Total cost of revenue	28,012	19,236	8,720	77,863	22,481
Gross profit	1,768	(121)	1,690	2,894	4,958
Operating expenses
Research and development	7,828	12,558	7,921	46,266	27,002
Selling and marketing	6,043	5,632	4,657	23,907	12,363
General and administrative	9,791	9,642	8,190	36,982	23,352
Total operating expenses	23,662	27,832	20,768	107,155	62,717
Loss from operations	(21,894)	(27,953)	(19,078)	(104,261)	(57,759)
Interest expense	(10)	(129)	(1,110)	(372)	(2,740)
Loss on the convertible note modification	—	—	—	—	(50,577)
Gain (loss) on fair value of warrants	8,090	(6,612)	(1,569)	19,129	(5,202)
Gain (loss) on fair value of contingent earnout liabilities	35,963	(40,885)	7,261	94,073	9,275
Other income (expense), net	458	384	68	1,451	(88)
Income (loss) before provision for income taxes	22,607	(75,195)	(14,428)	10,020	(107,091)
Provision for income taxes	—	—	—	—	—
Net income (loss)	$22,607	$(75,195)	$(14,428)	$10,020	$(107,091)

Net income (loss) per share:
Basic	$0.12	$(0.41)	$(0.08)	$0.05	$(1.82)
Diluted	$0.11	$(0.41)	$(0.08)	$0.05	$(1.82)
Shares used in computing net income (loss) per share:
Basic	186,491,083	185,560,177	183,177,088	184,967,734	58,688,496
Diluted	202,704,021	185,560,177	183,177,088	203,087,629	58,688,496

Net income (loss)	$22,607	$(75,195)	$(14,428)	$10,020	$(107,091)
Net unrealized holding loss on available-for-sale investments	298	(178)	—	(823)	(14)
Other comprehensive income (loss)	$22,905	$(75,373)	$(14,428)	$9,197	$(107,105)

Velo3D, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and per share data)

	December 31,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$31,983	$207,602
Short-term investments	48,214	15,483
Accounts receivable, net	9,185	12,778
Inventories	71,202	22,479
Contract assets	6,805	274
Prepaid expenses and other current assets	5,533	9,458
Total current assets	172,922	268,074
Property and equipment, net	19,812	10,046
Equipment on lease, net	9,070	8,366
Other assets	23,310	16,231
Total assets	$225,114	$302,717
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$12,207	$9,882
Accrued expenses and other current liabilities	15,877	9,414
Debt – current portion	2,775	5,114
Contract liabilities	15,194	22,252
Total current liabilities	46,053	46,662
Long-term debt – less current portion	5,422	2,956
Contingent earnout liabilities	17,414	111,487
Warrant liabilities	2,745	21,705
Other noncurrent liabilities	12,634	9,492
Total liabilities	84,268	192,302
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00001 par value – 500,000,000 shares authorized at December 31, 2022 and 2021, respectively, 187,561,368 and 183,232,494 shares issued and outstanding as of December 31, 2022 and 2021, respectively	2	2
Additional paid-in capital	361,528	340,294
Accumulated other comprehensive loss	(837)	(14)
Accumulated deficit	(219,847)	(229,867)
Total stockholders’ equity	140,846	110,415
Total liabilities and stockholders’ equity	$225,114	$302,717

Velo3D, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In thousands)

	Year ended
	December 31,	December 31,
	2022	2021
Cash flows from operating activities
Net loss	$10,020	$(107,091)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	5,290	3,007
Stock-based compensation	20,148	4,368
Loss on the convertible note modification	—	50,577
Loss (gain) on fair value of warrants	(19,129)	5,202
Gain on fair value of contingent earnout liabilities	(94,073)	(9,276)
Bad debt provision	387	—
Changes in assets and liabilities
Accounts receivable	3,206	(11,546)
Inventories	(47,017)	(8,010)
Contract assets	(6,531)	2,759
Prepaid expenses and other current assets	6,142	(7,628)
Other assets	(1,241)	(14,499)
Accounts payable	2,341	1,876
Accrued expenses and other liabilities	6,362	6,878
Contract liabilities	(7,058)	17,550
Other noncurrent liabilities	(2,809)	9,429
Net cash used in operating activities	(123,962)	(56,404)
Cash flows from investing activities
Purchase of property and equipment	(13,822)	(9,619)
Production of equipment for lease to customers	(5,595)	(8,480)
Purchases of available-for-sale investments	(87,655)	(15,491)
Proceeds from maturities of available-for-sale investments	54,050	—
Net cash used in investing activities	(53,022)	(33,590)
Cash flows from financing activities
Proceeds from Merger, net of transaction costs	—	123,270
Proceeds from PIPE financing	—	155,000
Proceeds from term loan	—	19,339
Proceeds from loan refinance, net of issuance costs	6,664	—
Repayment of loans in connection with loan refinance	(8,089)	—
Repayment of term loan	—	(25,283)
Repayment of property and equipment loan	(889)	(833)
Proceeds from term loan revolver facility	—	3,000
Proceeds from equipment loans	2,400	5,419
Repayment of equipment loans	—	(2,411)
Proceeds from convertible notes	—	5,000
Issuance of common stock upon exercise of stock options	1,256	385
Net cash provided by financing activities	1,342	282,886
Effect of exchange rate changes on cash and cash equivalents	23	(7)
Net change in cash and cash equivalents	(175,619)	192,885
Cash and cash equivalents and restricted cash at beginning of period	208,402	15,517

Cash and cash equivalents and restricted cash at end of period	$32,783	$208,402

Supplemental disclosure of cash flow information
Cash paid for interest	$372	$1,417
Supplemental disclosure of non-cash information
Conversion of convertible notes to Series D redeemable convertible preferred stock	—	5,000
Unpaid liabilities related to property and equipment	—	1,271
Conversion of warrants into redeemable convertible preferred stock, net settlement	—	899
Conversion of redeemable convertible preferred stock into common stock	—	180,180
Conversion of warrants into common stock, net settlement	—	3,635
Reclassification of warrants liability upon the reverse recapitalization	—	21,051
Reclassification of contingent earnout liability upon the reverse recapitalization	—	120,763
Issuance of common stock warrants in connection with financing	170	316

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the condensed consolidated balance sheets to the total of such amounts shown on the condensed consolidated statements of cash flows:

	Year ended
	December 31,		December 31,
	2022		2021

Cash and cash equivalents	$31,983		$207,602
Restricted cash (Other assets)	800	—	800
Total cash and cash equivalents, and restricted cash	$32,783		$208,402